                                                                   Exhibit 10.21

                           AMENDED AND RESTATED LEASE

                                 by and between

                            ARE-MA Region No. 20, LLC

                                    Landlord

                                       and

                                  ARQULE, INC.

                                     Tenant

                              Dated: June 30, 2005

             Premises at 19 Presidential Way, Woburn, Massachusetts

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
TABLE OF CONTENTS.....................................................    i

ARTICLE I      Reference Data.........................................    1
      1.1.     Incorporated References................................    1
      1.2.     Exhibits...............................................    3

ARTICLE II     Lease Grant; Extended Terms............................    3
      2.1.     Term...................................................    3
      2.2.     Option to Extend Term..................................    3
      2.3.     Annual Fixed Rent During the Amended Term..............    4
      2.4.     Annual Fixed Rent During Extended Terms................    4

ARTICLE III    Rent...................................................    6
      3.1.     Annual Fixed Rent......................................    6
      3.2.     Additional Rent........................................    6
      3.3.     Real Estate Taxes......................................    6
      3.4.     Insurance..............................................    8
      3.5.     Certain Provisions Applicable to Insurance Policies....    9
      3.6.     Waiver of Subrogation..................................    9
      3.7.     Utilities..............................................   10
      3.8.     Net Lease; Nonterminability by Tenant..................   10

ARTICLE IV     Additional Covenants...................................   10
      4.1.     Tenant's Affirmative Covenants.........................   10
      4.2.     Landlord's Repair and Maintenance Obligations..........   13
      4.3.     Tenant's Work..........................................   13
      4.4.     Tenant's Indemnity.....................................   13
      4.5.     Landlord's Indemnity...................................   14
      4.6.     Landlord's Right to Enter..............................   14
      4.7.     Personal Property at Tenant's Risk.....................   15
      4.8.     Payment of Cost of Enforcement.........................   15
      4.9.     Yield-Up...............................................   15
      4.10.    Estoppel Certificates..................................   17
      4.11.    Park Restrictions......................................   17
      4.12.    Holding Over...........................................   17
      4.13.    Assignment and Subletting..............................   18
      4.14.    Waste; Nuisance........................................   19
      4.15.    Installations, Alterations or Additions................   19
      4.16.    Signage................................................   21
      4.17.    Parking................................................   21
      4.18.    Landlord's Additional Covenants........................   21

ARTICLE V      Casualty or Taking.....................................   21

      5.1.     Casualty...............................................   21
      5.2.     Taking.................................................   23
      5.3.     Restoration............................................   24
      5.4.     Award..................................................   24

ARTICLE VI     Defaults...............................................   24
      6.1.     Events of Default......................................   24
      6.2.     Remedies...............................................   25
      6.3.     Remedies Cumulative....................................   26
      6.4.     Landlord's Rights to Cure Defaults.....................   26
      6.5.     Effect of Waivers of Default...........................   26
      6.6.     No Accord and Satisfaction.............................   27
      6.7.     Interest on Overdue Sums...............................   27

ARTICLE VII    Mortgages..............................................   27
      7.1.     Rights of Mortgage Holders.............................   27
      7.2.     Superiority of Lease: Option to Subordinate............   28

ARTICLE VIII   Miscellaneous Provisions...............................   28
      8.1.     Notices from One Party to the Other....................   28
      8.2.     Quiet Enjoyment........................................   28
      8.3.     Recordation of Lease...................................   29
      8.4.     Bind and Inure:  Limitation of Landlord's Liability....   29
      8.5.     Acts of God............................................   29
      8.6.     Landlord's Default; Tenant's Right of Self-Help........   30
      8.7.     Brokerage..............................................   30
      8.8.     Applicable Law and Construction........................   30
      8.9.     Submission Not an Offer................................   31
      8.10.    Security Deposit.......................................   31
      8.11.    Parties Responsible for Costs of Own Obligations.......   31
      8.12.    Limitation on Damages..................................   31

ARTICLE IX     First Opportunity; Right of First Refusal..............   32
      9.1.     Tenant's Right of First Opportunity to Purchase........   32
      9.2.     Tenant's Right of First Refusal........................   32

ARTICLE X      Development of Expansion Lot...........................   33
      10.1.    Tenant's Approval Right During Term....................   33
      10.2.    Activities on Expansion Lot............................   33
      10.3.    Construction Activities of Landlord on Expansion Lot...   33
      10.4.    Expansion Right........................................   34

ARTICLE XI     Landlord's Representations And Warranties..............   35
      11.1.    Representations and Warranties of Landlord.............   35

EXHIBIT A       DESCRIPTION OF PRIMARY LOT

EXHIBIT B       DESCRIPTION OF EXPANSION LOT

EXHIBIT C       FIXTURES, FURNISHINGS AND EQUIPMENT OF TENANT TO BE REMOVED FROM
                PREMISES

EXHIBIT D       NOTICE OF LEASE

EXHIBIT E       FORM OF PURCHASE AGREEMENT

                           AMENDED AND RESTATED LEASE

      ARE-MA Region No. 20, LLC, a Delaware limited liability company (the "Landlord"), hereby leases and demises to ARQULE, INC., a Delaware corporation (the "Tenant") and Tenant hereby leases from Landlord, the Premises (as described in Section 1.1 hereof) on the terms and provisions of this Amended and Restated Lease (this "Lease").

                                    ARTICLE I

                                 REFERENCE DATA.

      1.1. Incorporated References. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Primary Lot:                  The parcel of land described in Exhibit A attached
                              hereto.

Expansion Lot:                The parcel of land described in Exhibit B attached
                              hereto.

Cross-Easements:              Those rights and easements appurtenant to the
                              Primary Lot for drainage facilities, water and sewer and other utility lines, granted pursuant to recorded instruments, including the Easement and Agreement made as of December 7, 2000, and recorded in the Middlesex South Registry District of the Land Court as Document No. 1158395 (the
                              "Easement and Agreement" and together with the Declaration of Protective Covenants (hereinafter defined) and other appurtenant easements, the "Cross Easements"). Landlord shall not amend or modify any Cross Easements without the prior consent of Tenant, which may be withheld by Tenant in its reasonable discretion.

Premises:                     The Primary Lot, the Building and the
                              Cross-Easements.

Building:                     The building located on the Primary Lot.

Rentable Area of Building:    128,325 square feet on three levels. The 19,473
                              square feet of mechanical space in the Building is excluded from the Rentable Area of Building and the calculation of Annual Fixed Rent.

Original Address of Landlord:         ARE-MA Region No. 20, LLC
385 E. Colorado Boulevard, Suite 229
Pasadena, CA 91101
Attention: Corporate Secretary

Original Address of Tenant:           19 Presidential Way
                                      Woburn, MA 01801

Landlord's Representative:            Thomas Andrews

Tenant's Representative:              Steven M. Lacerte

Security Deposit:                     $566,865 in cash.

Original Lease                        Lease between Landlord and Tenant dated
                                      May 2, 2005

Commencement Date:                    May 2, 2005

Rent Payment:                         Tenant made a payment of rent for the
                                      period from the Commencement Date to May
                                      31, 2005 in the amount of $239,264.03.

Amended Term                          The period beginning on May 2, 2005 and
                                      ending on May 31, 2015.

Extended Terms:                       Two (2) five (5) year periods, subject to
                                      the provisions of Section 2.2.

Intended Uses:                        General office, manufacturing, research
                                      and development (including RDNA, genetic, biomedical and combinational chemistry, and animal testing), testing laboratory, other accessory general office and manufacturing uses, and other uses ancillary and/or related thereto, including but not limited to parking.

Other Charges:                        Amounts payable by the owner of the
                                      Primary Lot under that certain Declaration of Protective Covenants dated May 27,
                                      1988, and recorded with the Middlesex
                                      South Registry District of the Land Court as Document No. 777192, as amended by Amendment to Declaration of Covenants dated October 12, 1989, and recorded with the Middlesex South Registry District of the Land Court as Document Number 809254
                                      (collectively, the "Declaration of
                                      Protective Covenants") and the Easement
                                      and Agreement.

Lease Year:                           Each one year period beginning on June
                                      1 and each anniversary thereof and ending on the day before the next succeeding such anniversary. The first Lease Year includes the period from May 2, 2005 to May 31,
                                      2005.

Broker(s):                            CBRE Lynch Murphy Walsh Advisors

Public Liability Insurance Limits     Comprehensive General Liability Limit of
(per occurrence):                     $5,000,000

Annual Fixed Rent:                    Determined under Sections 2.3 and 2.4 of
                                      this Lease.

      1.2. Exhibits. The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

EXHIBIT A:                            Description of Primary Lot.

EXHIBIT B:                            Description of Expansion Lot.

EXHIBIT C:                            Fixtures, Furnishings and Equipment of
                                      Tenant to be removed from Premises

EXHIBIT D:                            Form of Notice of Lease

EXHIBIT E:                            Form of Purchase Agreement

                                   ARTICLE II

                           LEASE GRANT; EXTENDED TERMS

      2.1. Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, for the Term.

      2.2. Option to Extend Term. Tenant shall have two (2) separate options to extend the then term of this Lease, in each case for an additional five (5) year period (i.e., for a total, if any of such options is exercised as provided herein, of ten (10) successive years beyond the Amended Term) (each five (5) year period being referred to herein as an "Extended Term"), provided (i) to exercise any such option, Tenant shall give notice in writing to Landlord of its exercise not less than twelve (12) months prior to expiration of the Amended Term or the first Extended Term, as applicable (the "Exercise Date"), and (ii) no default continuing beyond any applicable notice, grace or cure period in the obligations of Tenant under this Lease shall exist at the time each such notice is given. All of the terms and provisions of this Lease shall be applicable during each such Extended Term except that (i) Tenant shall have no option to extend the Term of this Lease beyond the second Extended Term and (ii) the Annual Fixed Rent for each Extended Term shall be adjusted in accordance with
Section 2.4 hereof. The word "Term" or "term" as used herein shall mean the Amended Term, plus any of the Extended Terms as to which Tenant shall have exercised its option under this Section 2.2.

      2.3.2.3 Annual Fixed Rent During the Amended Term. Commencing on the Amendment Date, for the Amended Term of this Lease the Annual Fixed Rent for the Building shall be as set forth below:

             Lease Period                Fixed Rent per square foot  Annual Fixed Rent  Fixed Rent per month
--------------------------------------   --------------------------  -----------------  --------------------
June 1, 2005 through May 31, 2006                $31.4533              $4,036,249.33      $ $336,354.11
June 1, 2006 through November 31, 2006           $32.1469              $3,590,567.95      $-$343,771.30
December 1, 2006 through May 31, 2007            $23.8136              $3,590,567.95      $  254,656.69
June 1, 2007 through May 31, 2008                $24.5280              $3,147,556.68      $  262,296.39
June 1, 2008 through May 31, 2009                $25.2638              $3,241,983.36      $  270,165.28
June 1, 2009 through May 31, 2010                $26.0218              $3,339,242.88      $  278,270.24
June 1, 2010 through May 31, 2011                $26.8024              $3,439,420.08      $  286,618.34
June 1, 2011 through May 31, 2012                $27.6065              $3,542,602.68      $  295,216.89
June 1, 2012 through December 31, 2012           $28.4347              $3,317,008.70      $  304,073.40
January 1, 2013 through May 31, 2013             $23.2623              $3,317,008.70      $  248,760.88
June 1, 2013 through May 31, 2014                $24.1153              $3,094,596.99      $  257,883.08
June 1, 2014 through May 31, 2015                $24.9939              $3,207,347.43      $  267,278.95

      2.4. Annual Fixed Rent During Extended Terms.

            (a) If Tenant shall exercise its option(s) to extend the Term pursuant to Section 2.2, the Annual Fixed Rent shall be adjusted, effective as of the first day of each Extended Term (each an "Adjustment Date"), to equal ninety-five (95%) of the Market Rent (as hereinafter determined and defined) as of the applicable Adjustment Date. "Market Rent" shall be computed as of each Adjustment Date at the fair market rental rate (per square foot of Rentable
Area) that would be agreed upon between a landlord and a tenant entering into a new lease for "as is" space in a comparable building, taking into account and giving effect to (i) the estimated savings to Landlord of costs and expenses associated with leasing the Premises to Tenant rather than to a third party, including without limitation leasing commissions and lost rent due to vacancy periods and (ii) in determining comparability, considerations such as size, configuration, location (i.e., suburbs of Boston, excluding Cambridge, MA and Boston city limits), quality, age and condition of premises and lease term, assuming the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests. Market Rent shall include the provision by Landlord to Tenant of a tenant improvement allowance, free rent and/or other special concessions ("Fair Market Concessions") in amounts that would be agreed upon between a landlord and a tenant entering into a new lease for comparable space as to location (i.e., suburbs of Boston, excluding Cambridge, MA and Boston city limits), configuration, size and use, in a comparable building as to location, quality, reputation and age, with a comparable build-out, and a comparable term, assuming the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests. Notwithstanding anything to the contrary in this Section 2.4(a), the determination of Market Rent pursuant to Section 2.4(b) shall exclude the value of Tenant's Property and any installations, alterations or additions to the Premises made after the date of this Lease. In determining the Market Rent, the net present value approach shall be utilized (with an appropriate discount rate) to reflect the fact that Landlord will realize the savings set forth in clause (i) above immediately upon the commencement of the applicable Extended Term.

            (b) Landlord and Tenant shall negotiate in good faith to determine the Annual Fixed Rent (including Fair Market Concessions) for the applicable Extension Period, for a period of thirty (30) days after the date on which Landlord receives Tenant's written notice of Tenant's election to exercise the extension option provided for under this Section. In the event Landlord and Tenant are unable to agree upon the Annual Fixed Rent for any Extension Period within said thirty (30)-day period, the Market Rent for the Premises shall be determined by two (2) licensed real estate brokers, one of whom shall be named by the Landlord and one of whom shall be named by Tenant. Each real estate broker so selected shall be licensed in the jurisdiction in which the Building is located as a real estate broker specializing in the field of laboratory/biotech leasing in the suburban Boston, Massachusetts area, having no less than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty
(30)-day period, or sooner if mutually agreed upon. Each broker, within fifteen
(15) days after both brokers have been selected, shall submit his or her determination of the Market Rent and the Fair Market Concessions. If the higher determination of Market Rent is not more than ten percent (10%) of the lower determination (based on net present values using an annual discount rate of five percent (5%)), then the Market Rent shall be the average of the two (2) rental rate and concession determinations. If the higher determination of Market Rent is greater than 10% of the lower determination of Market Rent, then the two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they have delivered their determinations. The third broker shall meet all the qualifications required above for the first two (2) brokers and shall make its determination of the Market Rent within ten (10) days after he or she has been appointed. In such event, the Market Rent shall be the determination of the three brokers (on a net present value basis as described above) that is not the highest or the lowest determination, provided, that, if any two brokers have an identical determination of Market Rent, such determination shall be the Market Rent hereunder for the applicable Extension Term. Subject to Section 2.4(c), Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

            (c) If the Market Rent is determined by brokers pursuant to Section 2.4(b), Tenant shall have the right, within ten (10) days after such determination, to revoke its notice to extend the term of this Lease, in which event Tenant shall be obligated to pay the fees of all of the brokers engaged to determine Market Rent, and the Term of this Lease shall expire at the end of the then current Term. If Tenant does not revoke its notice to extend the Term of this Lease pursuant to the immediately preceding sentence, then, within thirty
(30) days after the Market Rent is determined, whether by agreement of Landlord and Tenant or by brokers, as aforesaid, the parties shall promptly execute a supplement to this Lease confirming the same.

                                   ARTICLE III

                                      RENT

      3.1. Annual Fixed Rent. Tenant covenants and agrees to pay rent ("Annual Fixed Rent") to Landlord at the original Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct (i) during the Amended Term in monthly installments of Annual Fixed Rent as set forth in Article II, and (ii) during any Extended Term in equal monthly installments of Annual Fixed Rent as determined by the provisions of Article II. Payments of monthly installments shall be made in advance on the first day of each calendar month during the Term; and for any portion of a calendar month at the beginning of the Term, prorated for such portion.

      3.2. Additional Rent. Tenant covenants and agrees to pay as Additional Rent to Landlord an administrative management fee in the amount of Fifteen Thousand Dollars ($15,000) per year, which amount shall be due and payable on June 1, 2006 and on each June 1, thereafter during the Amended Term. In addition, Tenant shall pay the amounts provided for in Section 3.3 and Section
3.4 as Additional Rent.

      3.3. Real Estate Taxes.

            (a) Each year during the Term, Landlord shall submit to Tenant a statement of all invoices for Real Estate Taxes (hereinafter defined) payable by Tenant pursuant to this Section 3.3, and Tenant shall pay the same to Landlord not later than ten (10) days prior to the date on which the same may be paid without interest or penalty. For purposes of this Lease, the term "Real Estate Taxes" shall mean: (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges and all other governmental levies and charges, general and special, ordinary and extraordinary foreseen and unforeseen, to the extent allocable to the Term hereof, imposed with respect to the ownership or operation of the Primary Lot or the Building; and (ii) all charges for utilities furnished to the Premises which may become a lien on the Building or the Primary Lot (collectively "taxes and assessments" or if singular "tax or assessment"). "Real Estate Taxes" shall not include any income, sales, gross receipts, value added, estate, transfer, capital gains, inheritance, succession, gift, franchise, capital stock tax, any income taxes arising out of or related to the ownership and operation of the Primary Lot or the Building or any taxes relating to the Expansion Lot. Tenant shall have the right to apply to the appropriate governmental authority or agency to have taxes and assessments assessed directly to Tenant, and Landlord shall cooperate with Tenant completing such application and documentation necessary to effect such direct assessment. In the case of any such taxes and assessments assessed directly to Tenant, Tenant shall cause the same to be paid on or prior to the date on which the same may be paid without interest or penalty.

            (b) With respect to any taxes and assessments assessed directly to Landlord, Landlord shall pay all taxes and assessments to the applicable government authorities before or on the dates due, and shall promptly provide to Tenant evidence of such payment.

            (c) With respect to taxes and assessments which may lawfully be paid in installments, for the purpose of this Section 3.3, taxes and assessments in any period shall include only such portion of the same which is required to be paid within such period and any interest payable thereon computed (whether or not such is the case) as if Landlord had elected to pay the same over the longest period permitted by law.

            (d) If, at any time during the Term, the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Primary Lot and Building, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant without duplication; provided, however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises and charged to Tenant hereunder promptly upon Landlord's receipt thereof.

            (e) If Landlord shall obtain any abatement or refund on account of any real estate taxes as to which Tenant shall have paid payments hereunder, then, within thirty (30) days after receiving the same, Landlord shall refund to Tenant Tenant's portion of any such abatement or refund, after deducting therefrom the reasonable costs and expenses incurred by Landlord in obtaining such abatement or refund.

            (f) For so long as taxes are assessed directly against Landlord, if at least twenty (20) days prior to the last day for filing an application for abatement of taxes or assessments for any tax year, Tenant shall give notice to Landlord that it desires to file an application for abatement of such taxes and assessments or to otherwise contest the assessed valuation of the Primary Lot and Building for such tax year, and if within ten (10) days after the receipt of such notice, Landlord does not give notice back to Tenant that Landlord shall itself file such application or commence such contest, then Tenant shall have the right either in its own name or in the name of Landlord but at its own cost and expense to file such application or commence such contest. If within ten
(10) days after receipt by Landlord of such notice from Tenant, Landlord shall give Tenant notice that Landlord shall itself file such application or commence such contest, then Landlord shall do so prior to the expiration of the time for the filing of the same at its own cost and expense. In any event, if any abatement by whomever prosecuted shall be obtained, the cost and expense of obtaining the same shall be the first charge upon such abatement and shall be reimbursed to the party expending the same from the proceeds thereof, prior to any other distribution. If Tenant shall file an application for abatement or commence such contest pursuant to the provisions of this paragraph, Tenant shall prosecute the same to final determination with reasonable diligence and shall not, without Landlord's consent (which shall not be unreasonably withheld, conditioned or delayed), settle, compromise or discontinue the same except that Tenant may discontinue the prosecution of the same at any time after giving Landlord notice thereof and a reasonable opportunity to assume prosecution of the same. If Landlord shall file an application for abatement or commence such contest, Landlord shall prosecute the same to final determination with reasonable diligence and shall not without Tenant's consent (which shall not be unreasonably withheld, conditioned or delayed), settle, compromise, or discontinue the same except that Landlord may discontinue the prosecution of the same at any time after giving Tenant notice thereof and a reasonable opportunity to assume prosecution of the same. If either party shall file an application for an abatement or commence such contest, the other will cooperate and furnish any pertinent information in its files reasonably required by the prosecuting party. In every case, any abatement, refund, rebate or credit received shall be paid first to the party which prosecuted such abatement in the amount of the costs and expenses expended by it in such connection, and the balance to each party (within thirty (30) days after receipt) in the proportion that it paid the tax or assessment being abated, refunded, rebated or credited. Landlord shall pay any sums due to Tenant from any abatement within thirty (30) days after receipt of the same even if this Lease shall have expired. Tenant shall timely pay all sums payable under this Lease in respect of taxes and assessments notwithstanding the pendency of an abatement proceeding or any such contest.

            (g) Real Estate Taxes assessed for a real estate tax fiscal year which extends after the Term or earlier termination of this Lease shall be apportioned between Landlord and Tenant at the expiration of the Term.

      3.4. Insurance. Throughout the Term, subject to Section 3.5(b), Landlord shall obtain and maintain the insurance listed in Sections 3.4(b) and 3.4(c), at Tenant's sole cost and expense, which shall be payable by Tenant as Additional Rent, and Tenant shall obtain and maintain the insurance listed in Section 3.4(a) at Tenant's sole cost and expense:

            (a) Commercial general liability insurance indemnifying Landlord and Tenant, and if Landlord shall elect, Landlord's mortgagees, against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises or on the sidewalk or ways immediately adjoining the Premises (including, without limitation the main access driveway), in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are reasonably required by Landlord; provided, however, that such increases shall not be required more than biannually, shall not be required if comparable landlords of comparable buildings do not require such increases, and shall not exceed those amounts then customarily carried on properties similar to the Premises in the greater Boston area;

            (b) Direct risk of physical loss (all risk) insurance which shall in no event be less than 100% replacement value of the Premises (in the Yield-Up Condition), together with rental loss coverage in an amount equal to one year's Annual Fixed Rent and estimated additional rent, insuring the Building and its rental value with a replacement cost coverage endorsement and agreed value endorsement, together with deductibles not to exceed $250,000; and

            (c) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus (to the extent that any of the foregoing are present in the Premises), in the so-called "broad form", in such amounts and with such deductibles as Landlord may reasonably determine, and insurance against such other hazards and in such amounts as may from time to time be required by a bank, insurance company or other lending institution holding a mortgage on the Building and/or the Primary Lot.

      3.5. Certain Provisions Applicable to Insurance Policies.

            (a) Policies for insurance provided for under the provisions of Sections 3.4(b) and 3.4(c) shall have a deductible not in excess of $250,000, and shall, in case of loss, be first payable to the holders of any mortgages on the fee simple interest in the Building and/or the Primary Lot under a standard mortgagee's clause, and shall be deposited with the holder of any mortgage or with Landlord, as Landlord may elect. Landlord, Alexandria Real Estate Equities, Inc. (so long as it is an indirect owner of the Landlord) and, if required, Landlord's mortgagee, shall be named as an additional insured for general liability in all such policies issued therefor. All policies for insurance required under the provisions of Section 3.4 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, having a Best's Insurance Rating of at least "A minus" and a financial size category of at least "VIII". All policies for insurance required hereunder shall also state that any loss will be payable in accordance with such policy, notwithstanding any act or omission of either Landlord or Tenant. Each of Landlord and Tenant agrees to furnish the other party with copies of certificates on ACORD form 27 of all such insurance which such party is obligated to obtain pursuant to Section 3.4 prior to the beginning of the Term hereof and during each Extension Term. Each such policy shall be noncancelable with respect to the interest of Tenant without at least thirty
(30) days, prior written notice thereto. In the event of a claim under any insurance policies, Landlord and Tenant shall cooperate with one another and provide the other party with copies of such insurance policies upon request.

            (b) Tenant shall pay the costs of insurance obtained by Landlord pursuant to Section 3.4 (including general coverages, such as earthquake, fidelity, etc typically maintained by Landlord or its affiliates for similar properties, provided, that, at such time as the Premises is no longer owned by an organization that, together with its affiliates, owns more than ten properties similar to the Premises, the foregoing shall include only coverages typically maintained by owners of properties similar to the Premises in the greater Boston metropolitan area) as Additional Rent within thirty (30) days after delivery of an invoice therefor by Landlord, together with reasonable supporting documentation of such costs. In the event that Landlord obtains any such insurance pursuant to a blanket insurance policy, Tenant shall be obligated to pay only those insurance costs allocable to the Premises on an equitable basis. Upon request from time to time by Tenant, Landlord shall provide reasonable supporting documentation of how it allocates insurance costs under its blanket insurance policy to the Premises.

      3.6. Waiver of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as a loss payee under the policy. If it shall not be possible to have the other party named as a loss payee, even with the payment of an additional premium, then the first party shall not be required to obtain such waiver of subrogation or consent to waiver provision and such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) Tenant's Property, and (ii) any loss suffered by Tenant due to interruption of Tenant's business.

      3.7. Utilities. Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether designated as a charge, tax, assessment fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within ten (10) days of receipt of Landlord's reasonably documented invoice therefor, pay to Landlord such charges. Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises; provided, however, that such failure or interruption does not arise out of any willful act of Landlord or any of Landlord's employees, servants, licensees, invitees, contractors, affiliates, agents, or consultants (together, the "Landlord's Parties"). Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease upon notice to Landlord if any interruption or failure in the supply of any utilities to the Premises shall continue for more than one hundred eighty (180) consecutive days. If Landlord receives any proceeds from a loss of rents insurance policy due to the interruption or failure to provide utilities to the Premises, Landlord shall abate the Annual Fixed Rent to the extent of the insurance proceeds received by Landlord. In addition, Landlord shall use its best efforts to restore any interrupted utility service affecting Tenant's use of the Premises.

      3.8. Net Lease; Nonterminability by Tenant.

            (a) The Annual Fixed Rent, the Additional Rent and all other amounts payable hereunder to Landlord shall be paid without notice or demand and without setoff, abatement, suspension, deferment, reduction or deduction except as otherwise provided in this Lease or by operation of law, and Landlord shall have no obligations in respect of the Premises or Tenant, except as otherwise expressly provided herein.

            (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall the obligations and liabilities of Tenant set forth herein be otherwise affected, except as otherwise expressly provided in this Lease or by operation of law or by final decree or final judgment of any court having jurisdiction.

                                   ARTICLE IV

                              ADDITIONAL COVENANTS

      4.1. Tenant's Affirmative Covenants. Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

            (a) Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Annual Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

            (b) Use. To use the Premises only for the Intended Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense and to provide copies thereof to Landlord.

            (c) Repair and Maintenance. To keep and maintain the Premises in good condition and repair, including the plumbing, electrical, lighting, roof membrane, interior mechanical systems, and all doors, door frames, and door openers, and all windows, frames and plate glass located on and serving the Premises, except for (a) reasonable use and wear, (b) damage resulting from Casualty or Taking (which shall instead be governed by Article V), (c) portions of the Premises that Landlord is obligated to repair and maintain in accordance with Section 4.2, and (d) damage resulting from the negligent or other acts or omissions of Landlord or Landlord's Parties ("Landlord's Negligence") (Landlord hereby agreeing, subject to the waiver of subrogation provisions of Section 3.7 and in the case of a Casualty or Taking subject to the provisions of Article V, to perform at Landlord's sole expense any repair or maintenance to the Premises made necessary by Landlord's Negligence); to keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; to arrange for and be responsible for all of the costs of a trash and rubbish removal service in connection with Tenant's use of the Premises; and to make all interior repairs and replacements (which shall not include replacements of the Structural Components or foundation of the Building), which are required to keep the Premises in good order, condition and repair as required hereunder, and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen.

            (d) Compliance with Law and Insurance Requirements. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority other than to the Structural Components and foundation of the Building; to keep the Premises equipped with all safety appliances so required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises except in compliance with a valid sewer use permit; not to generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises (including any discharge to the sewer system serving the Premises) except for use, storage, generation and off-site disposal of hazardous substances normally attendant to Building operations and Tenant's manufacturing, research and development processes in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.
Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L.
c. 21 C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 2lE, as amended, and all other applicable codes, regulations, ordinances and laws; to notify Landlord of any incident which would require the filing of a notice under applicable law; to provide Landlord, from time to time upon Landlord's reasonable request, a list of hazardous substances which Tenant uses or stores on the Premises, subject to such confidentiality, proprietary information and trade secret assurances as Tenant may reasonably impose on Landlord, and without further disclosure of such records and information to third parties; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to Tenant's specific use of the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance against any loss, cost or expense on account thereof. The term "hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 and regulations adopted pursuant to said Act.

      Landlord acknowledges that the Primary Lot and the Expansion Lot are located adjacent to the Industri-plex Superfund site. Tenant acknowledges that Tenant's Intended Uses will include the generation and storage of hazardous substances on the Premises. Without limitation of any of Tenant's obligations under this Lease in respect of the Premises or Landlord, Tenant agrees to indemnify, defend with counsel acceptable to Landlord and hold harmless Landlord, all of Landlord's mortgagees and their respective officers, directors, principals, agents and employees from and against all loss, cost or damage that any of them may incur or be liable for in connection with any condition on the Premises or arising on the Premises relating to the release or threat of release of hazardous substances in respect of the Premises and directly attributable to the act, omission or neglect of Tenant or any of Tenant's employees, agents, independent contractors or invitees including, without limitation, any condition not in conformity with the requirements of applicable law.

      Within fifteen (15) days thereafter, Tenant shall provide copies to Landlord of any notice that Tenant may receive, from or give to any governmental authority or any other party in respect of any release or threat of release of hazardous substances in respect of the Premises. Landlord and Landlord's environmental consultants shall have the right from time to time, upon not less than 24 hours' advance notice to Tenant and accompanied by a representative of Tenant, to enter the Premises, subject to Tenant's rights and Landlord's obligations under Section 4.6, to undertake at Landlord's sole cost an assessment thereof to determine whether any release or threat of release of hazardous substances has occurred, and Tenant shall cooperate with Landlord (which cooperation shall not include Tenant's expenditure of money to third parties) in undertaking such assessment, including, without limitation, providing copies of such reports and such other information as Landlord or its consultant may reasonably request, but subject to such confidentiality, proprietary information and trade secret assurances as Tenant may reasonably impose on Landlord, and without further disclosure of such records and information to third parties; provided, however, Tenant may elect to undertake such assessment using its own consultants if satisfactory to Landlord and the holders of mortgages on the Premises and said consultants shall provide to Landlord and such holders such assessment and a reliance letter from such consultants regarding the aforesaid without additional charges beyond those which Landlord would have incurred if Landlord's consultant had undertaken said assessment. Tenant shall promptly correct any such condition if (a) such condition does not comply with the requirements of applicable law or permits or approvals, (b) such condition was caused by the act, omission, or neglect of Tenant or any of Tenant's employees, agents, independent contractors or invitees, and (c) Landlord gives written notice of such condition to Tenant (with Tenant recognizing that Landlord shall have no duty to Tenant to conduct such assessment or to give such notice to Tenant) in accordance with the Massachusetts Contingency Plan and the requirements of any other applicable law. If such assessment discloses any such release that exceeds reportable quantities under applicable law and was caused by the act or omission of Tenant or any of its employees, agents, contractors, or invitees, Tenant shall promptly reimburse Landlord for all costs and expense Landlord may incur in undertaking such assessment as Additional Rent.

      4.2. Landlord's Repair and Maintenance Obligations. Subject to the provisions of Article V of this Lease, Landlord covenants, at its sole expense at all times during the Term to keep in good order, condition and repair the structural components, structural components of the roof, exterior walls, foundation and the parking areas and driveways located on the Premises and/or serving the Building (collectively, "Structural Components"). Without limitation of the foregoing, Landlord shall be responsible, at its sole expense, for all capital replacements of the Structural Components and for causing such Structural Components to be in compliance with all applicable laws and regulations during the entire Term. Landlord shall not be responsible for damage to the Premises resulting from the negligence or other acts or omissions of Tenant or Tenant's employees, servants, agents, contractors licensees, affiliates, consultants or invitees ("Tenant's Negligence"), Tenant hereby agreeing to perform at Tenant's expense any repair or maintenance to the Premises made necessary by Tenant's Negligence; provided, however, that if such damage to the Premises results from a Casualty (as defined in Section 5.1) caused by Tenant's Negligence, Landlord shall repair, maintain or restore the Premises or portion thereof in accordance with and to the extent required by
Article V.

      4.3. Tenant's Work. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws; to keep the Premises at all times free of liens for labor and materials, and to discharge or bond over such liens forthwith after notice thereof from Landlord; to employ for such work only contractors approved by Landlord which approval shall not be unreasonably withheld, delayed or conditioned; to require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property due to such work (provided, however, that Tenant shall not be required to indemnify and save Landlord harmless from Landlord's negligent or intentional acts or omissions to act) and, upon Landlord's request, to furnish to Landlord statements from all contractors and subcontractors certifying payment in full of any obligation owed to them in respect of work undertaken on the Premises.

      4.4. Tenant's Indemnity. Tenant hereby agrees to defend, with counsel reasonably acceptable to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), all actions against Landlord, any partner, trustee, stockholder, officer, director, employee, beneficiary or member or manager of Landlord, holders of mortgages secured by the Building and/or the Primary Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or about the Premises, or connected with the use, condition or occupancy thereof except to the extent caused by the negligent or intentional act or omission to act of Landlord, (ii) violation of this Lease by Tenant, or (iii) any wrongful act, fault, wrongful omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees. Nothing in this Section 4.4, however, shall derogate from the effectiveness of insurance required to be maintained by Tenant under this Lease naming Landlord as an insured. This
Section 4.4 is further subject to the waiver of subrogation provisions in
Section 3.7.

      4.5. Landlord's Indemnity. Landlord hereby agrees to defend, with counsel reasonably acceptable to Tenant (which approval shall not be unreasonably withheld, delayed or conditioned), all actions against Tenant, any partner, trustee, stockholder, officer, director, employee, beneficiary or member or manager of Tenant ("Tenant Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Tenant Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or about the Premises, or connected with the use, condition or occupancy thereof to the extent caused by the negligent or intentional act or omission to act of Landlord, (ii) violation of this Lease by Landlord, or (iii) any wrongful act, fault, wrongful omission, or other misconduct of Landlord or its agents, contractors, licensees, sublessees or invitees. Nothing in this Section 4.5, however, shall derogate from the effectiveness of insurance required to be maintained by Tenant under this Lease naming Landlord as an insured. This Section 4.5 is further subject to the waiver of subrogation provisions in Section 3.7. Landlord further agrees to indemnify, defend with counsel acceptable to Tenant and hold harmless Tenant and its officers, directors, principals, agents and employees from and against all loss, cost or damage that any of them may incur or be liable for in connection with any condition on the Premises or arising on the Premises relating to the release or threat of release of hazardous substances in respect of the Premises and directly attributable to the act, omission or neglect of Landlord or any of Landlord's employees, agents, independent contractors or invitees including, without limitation, any condition not in conformity with the requirements of applicable law.

      4.6. Landlord's Right to Enter. Landlord and its agents shall be permitted to enter into the Premises at reasonable times and upon reasonable advance notice to examine the Premises, make such repairs and replacements as Landlord may be entitled to make under this Lease, without, however, any obligation to do so except as provided in this Lease, to view the Premises for Tenant's compliance with Tenant's obligations under this Lease, and show the Premises to prospective purchasers and lenders, and, during the last twelve (12) months of the Term or earlier if Tenant shall be in default under this Lease beyond applicable notice, grace and cure periods, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises. Landlord's exercise of its right of access to the Premises as provided in this Lease shall be subject to the following: (a) Landlord shall not unreasonably interfere with Tenant's business activities, (b) Landlord shall indemnify and hold harmless Tenant from and against all loss, cost and expense resulting from the negligent or intentional act or omission to act of Landlord in the course of exercise of such right, (c) Landlord shall, except in the case of an emergency, enter the Premises only when accompanied by a representative of

Tenant during normal business hours and upon not less than 24 hours' notice, in order to ensure the continued confidentiality of Tenant's business materials, and (d) Landlord shall at all times adhere to such safety, security, confidentiality, proprietary information and trade secret rules and guidelines as Tenant may reasonably impose.

      4.7. Personal Property at Tenant's Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability resulting from Landlord's Negligence. Tenant shall insure Tenant's personal property.

      4.8. Payment of Cost of Enforcement. Tenant shall pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in successfully enforcing any obligation of Tenant under this Lease continuing beyond applicable notice, grace and cure periods or in curing any default by Tenant under this Lease as provided in Section 6.4.

      4.9. Yield-Up.

            (a) At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises and shall remove the furnishings, fixtures and equipment set forth in Exhibit C attached hereto, as defined below. Tenant shall have the right, but not the obligation, to remove any installments, alterations or improvements made by Tenant during the Term. Tenant shall repair all damage caused by such removal and to yield-up the Premises in broom-clean condition and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease (except for reasonable wear and tear, damage by Casualty and Taking and damage resulting from Landlord's Negligence).

            (b) Upon surrender of the Premises in accordance with this Section 4.9, the Premises shall be free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, "TENANT HAZMAT OPERATIONS") and released of all Hazardous Materials Clearances. At least three
(3) months prior to the surrender of the Premises at the end of the Term, Tenant shall deliver to Landlord a narrative description of the actions proposed to be taken by Tenant (the "SURRENDER PLAN") in order to surrender the Premises free of Hazardous Materials and in a manner that results in the release of all Hazardous Materials Clearances at the expiration or earlier termination of the Term. Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the reasonable review and approval of an environmental consultant selected by Landlord and reasonably acceptable to Tenant to ensure that the Surrender Plan is likely to result in the surrender of the Premises free of all Hazardous Materials and in a manner that results in the release of all Hazardous Materials Clearances. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been completed, and Landlord shall have the right, at Landlord's sole cost and expense, to cause Landlord's environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises will be surrendered free of all Hazardous Materials and that all Hazardous Materials Clearances have or will be issued as of the effective date of such surrender or early termination of the Lease. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord's environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord's environmental consultant with respect to the surrender of the Premises to third parties with a need to access to the information contained in the Surrender Plan. The term "HAZARDOUS MATERIALS" means any substances, materials or wastes currently or in the future deemed or defined in any applicable law as "hazardous substances", "toxic substances", "contaminants", "pollutants" or words of similar import, but shall expressly exclude any such substances or materials contained in the Premises and/or used in connection with the electrical, HVAC and other systems serving the Premises (such as hydraulic oil used for the elevators and water treatment in the boilers) to the extent the presence of such substances or materials is required for the proper operation of the Premises and such systems and is in compliance with all applicable laws and regulations.

      (c) If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to result in the surrender of the Premises free of Hazardous Materials and in the issuance of all Hazardous Materials Clearances, then Landlord shall have the right, from and after the expiration of the Term or the earlier termination of this Lease, and continuing through and including the date that is 180 days thereafter, to take such actions as Landlord may deem reasonably appropriate to assure that all Hazardous Materials are removed from the Premises and all Hazardous Materials Clearances are issued, the reasonable costs of which actions shall be reimbursed by Tenant as Additional Rent.

      (d) The yield-up of the Premises in accordance with the foregoing provisions of this Section 4.9 shall be referred to as the "Yield-Up Condition." Landlord and Tenant shall conduct an inspection of the Premises prior to the end of the Term to facilitate Landlord's identification of the items to be removed under this Section 4.9. Any property not so removed that remains on or at the Premises shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, provided, that, Tenant shall have no obligation to pay Landlord any expense incurred by it is effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section 4.9.

      4.10. Estoppel Certificates.

            (a) Upon not less than ten (10) business days' prior notice from Landlord, Tenant shall execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent have been paid and a statement that Landlord is not in default hereunder beyond applicable notice, grace and cure periods (or if in default beyond applicable notice, grace and cure periods, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 4.10 may be relied upon by any prospective purchaser or mortgage of the Premises, or any prospective assignee of any such mortgage.

            (b) Upon not less than ten (10) business days' prior notice from Tenant, Landlord shall execute and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease, (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent has been paid and a statement that Tenant is not in default hereunder beyond applicable notice, grace and cure periods (or if in default beyond applicable notice, grace and cure periods, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this
Section 4.10 may be relied upon by any prospective lender, subtenant or assignee of Tenant.

      4.11. Park Restrictions. Each of Landlord and Tenant shall comply with the restrictions and covenants set forth in Declaration of Protective Covenants.

      4.12. Holding Over. Tenant covenants that it will vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the Term without Landlord's express consent, Tenant shall be treated as a tenant at sufferance and shall pay to Landlord the following percentages of Annual Fixed Rent payable during the last Lease Year preceding expiration or termination of the term: 130% for the first month of such holdover, 145% for the second and third months of such holdover and 170% thereafter. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's rights to evict Tenant from the Premises; provided, however, that such rent shall constitute liquidated damages and Tenant shall have no obligation to pay separate or additional damages incurred by Landlord. Landlord may elect to refuse payment of holdover rent pursuant to this Section 4.12 and in such event Landlord shall have the right to remove Tenant through summary proceedings for holding over beyond the expiration of the Term of this Lease.

      4.13. Assignment and Subletting.

            (a) Except as otherwise expressly provided herein, Tenant shall not assign this Lease or sublet all or any portion of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Within twenty (20) days after delivery by Tenant of any request for Landlord's consent to a sublease or assignment, Landlord shall deliver notice to Tenant indicating whether it consents or does not consent to such proposed sublease or assignment. If Landlord withholds its consent, such notice shall contain a detailed explanation of the factors considered and conclusions arrived at by Landlord in withholding its consent. If Landlord fails to deliver such notice to Tenant within such twenty (20) day period, Landlord shall be deemed to have consented to the proposed assignment or sublease. The sole factors that Landlord may consider in determining whether to consent or not to consent to a sublease or assignment are (a) whether the proposed subtenant or assignee has sufficient net worth and working capital to perform the obligations under the proposed this Lease or the proposed sublease, as the case may be and (b) whether the use and occupancy of the Premises by the proposed subtenant or assignee would result in additional material financial risks to Landlord. Landlord acknowledges that Tenant may, from time to time, desire to grant Tenant's lender(s) a security interest in the equipment and furnishings that Tenant may install or maintain in the Premises and that Tenant shall have the right to grant such security interests without the consent of Landlord, provided that no such security interest shall encumber any fixture that Tenant is not entitled under the terms of this Lease to remove at the expiration of the Term. Any attempted assignment of this Lease without the prior written approval of Landlord shall be void. No assignment approved or permitted to be made without Landlord's consent under the next following paragraph of this
Section 4.13, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

            (b) Notwithstanding the terms of Section 4.13(a), Landlord agrees that Tenant shall have the right, without Landlord's consent, to assign this Lease or sublease all or a portion of the Premises, as applicable as follows:

                  (i) Tenant shall have the right to assign this Lease to a Credit Entity (hereinafter defined). As used herein, a "Credit Entity" shall mean any person that immediately following such assignment and having given effect thereto will have a publicly traded unsecured senior debt rating of "Baa2" or better from Moody's Investor's Services, Inc. or a rating of "BBB" or better from Standard & Poor's Corporation (or comparable ratings from successor rating agencies) (or, if such Person does not then have rated debt, a determination that by either of such rating agencies its unsecured senior debt would be so rated by such agency);

                  (ii) Tenant shall have the right to sublease all or a portion of the Premises to a Credit Entity; or

                  (iii) Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises to any corporation, person or entity directly or indirectly controlling or controlled by, or under common control with, Tenant (an "Affiliate of Tenant") or to any successor by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, provided that, in the case of an assignment to an Affiliate of Tenant or to a successor by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, such assignee shall have a net worth and working capital sufficient to enable such assignee to meet Tenant's financial obligations hereunder.

            (c) In connection with any assignment of the Lease permitted without the consent of Landlord pursuant to Section 4.13(b), effective on the date of the assignment, Tenant shall be released from all obligations under this Lease arising prior to such effective date.

            (d) If Landlord's consent is required with respect to any assignment of this Lease or any sublease of the Premises or any part thereof, and Landlord shall grant such consent, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent, an amount equal to one-half of:

                  (i) in the case of an assignment, one-half (1/2) of all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment to the extent such sums are in excess of the obligations assumed by the assignee to pay Annual Fixed Rent, Additional Rent and other sums under this Lease; and

                  (ii) in the case of a sublease, one-half (1/2) of any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the Annual Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof;

after deducting in both such cases all of Tenant's reasonable out-of-pocket expenses actually and directly incurred in connection with such sublease or assignment including, without limitation, reasonable legal fees, brokerage commissions, marketing costs, alterations to the space, rent concessions, tenant improvements or allowance, or any rent-free period, such expenses to be amortized over the term of the sublease (in the case of a sublease) or over the remaining term of this Lease (in the case of an assignment where the consideration is not paid in a lump sum on the date of such assignment).

      The sums payable under this Section 4.13(d) shall be paid to Landlord as and when payable by the subtenant or assignee to Tenant.

      4.14. Waste; Nuisance. Tenant shall not commit any nuisance or allow or suffer any waste to the Premises.

      4.15. Installations, Alterations or Additions.

            (a) Tenant shall not make any installations, alterations or additions in, to or on the Premises which would have a material adverse effect on the structural or external architectural integrity of the Premises, or the cost of which would exceed $250,000 with respect to a single project, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. In all cases where plans are prepared for any work to be done by Tenant having a cost of more than $250,000 or involving structural modifications, Tenant shall furnish copies of the same to Landlord no less than fifteen (15) days prior to the date on which Tenant shall commence work in the Premises and in all such cases, Tenant shall provide to Landlord as-built plans in respect of such work promptly after Tenant completes the same.

            (b) Installations, alterations or improvements performed by Tenant in or at the Building shall not require Landlord's prior consent if such installations, alterations or improvements would not have a material adverse effect on the structural or architectural integrity of the Premises. Landlord shall not have the right to require Tenant to remove at the end of the Term Tenant's Property or any installations, alterations or additions made during the Term. Notwithstanding the foregoing, nothing in this Section 4.15 shall require Tenant to obtain Landlord's consent to the installation, removal or substitution of Tenant's Property (hereinafter defined) in connection with the operation of Tenant's business so long as such installation, removal or substitution does not adversely affect in any material respect any structural component of the Building. "Tenant's Property" shall mean all of the following located in or used by Tenant in connection with the Premises (which shall be the sole property of Tenant): all personal property of any type whatsoever, all trade fixtures, machinery, office equipment, manufacturing equipment and used in connection with Tenant's business, production equipment, laboratory equipment, office equipment, furniture, together with all additions thereto, substitutions therefor and replacements thereof.

            (c) The following procedures shall apply with respect to any installations, alterations or additions in, to or on the Premises that require Landlord's prior consent pursuant to Section 4.15(a): Tenant shall submit to Landlord for review and comment construction plans, specifications and drawings for the Proposed Alterations ("Construction Drawings"). Landlord shall deliver its written comments on the Construction Drawings to Tenant not later than ten
(10) business days after Landlord's receipt of the same. If Landlord does not respond within ten (10) business days to any request by Tenant for consent to the Construction Drawings, then Landlord's consent shall be deemed given. Such process shall continue until the Construction Drawings are approved or deemed approved by Landlord. Any disputes in connection with such comments shall be resolved in accordance with Section 4.15(d) hereof.

            (d) In the event of any dispute regarding the design of the Proposed Alterations, which is not settled within ten (10) business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord's and Tenant's positions with respect to such dispute, and (ii) such dispute does not involve a proposed modification or alteration of the exterior shell of the Building.

            (e) Landlord and Tenant hereby agree that disputes over Proposed Alterations that are not resolved pursuant to Section 4.15(c), (each, an "ARBITRATION MATTER") which cannot be resolved between Landlord and Tenant will be submitted to binding arbitration. If either party delivers to the other a demand for arbitration of an Arbitration Matter, then Landlord and Tenant shall meet (which meeting may take place by telephone conference) within three (3) business days after delivery of the demand for arbitration and make a good faith attempt to mutually appoint a single Arbitrator (as defined below) to determine the Arbitration Matter. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within five (5) business days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party's Arbitrator shall be the sole Arbitrator. If each party selects an Arbitrator, then the two Arbitrators so appointed shall, within five (5) business days after their appointment, appoint a third Arbitrator, who shall be the sole Arbitrator. If the two Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 5 business days prior written notice to the other party of such intent. The Arbitrator shall hold an arbitration proceeding, to be attended by Landlord and Tenant, within ten (10) business days of the Arbitrator's appointment. The decision of the Arbitrator shall be made within two (2) days after the arbitration proceeding. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party. The fees and expenses of any single Arbitrator or the third Arbitrator shall be borne equally by both parties. The parties hereby waive any right to appeal the decision of the Arbitrator. An "ARBITRATOR" for purposes of this Section only shall be any person appointed by or on behalf of either party pursuant to the provisions hereof and shall be a retired judge of the Superior Court or Land Court of Middlesex County, Massachusetts or an individual otherwise mutually agreed to by Landlord and Tenant.

            (f) Landlord shall not charge any fees for such approvals or in connection with the construction of any such alterations.

      4.16. Signage. Tenant shall have the right, without the consent of Landlord, to display Tenant identification signage on the exterior and interior of the Building, in the parking areas serving the Building and on the Primary Lot. The size, design and placement of said signage shall be in compliance with applicable laws. Tenant shall have no obligation to remove any signage upon the expiration or earlier termination of this Lease.

      4.17. Parking. Tenant shall have the exclusive right to use and occupy the parking areas located on the Land.

      4.18. Landlord's Additional Covenants. Except for mortgages granted with respect to the Premises to secure a financing, Landlord shall not encumber the Premises or permit any other person to use or occupy the Premises without the prior consent of Tenant. Without the prior written consent of Tenant, Landlord shall not construct any installations, alterations or additions on, to or under the Premises, except to the extent necessary to perform its obligations under this Lease.

                                    ARTICLE V
                               CASUALTY OR TAKING

      5.1. Casualty.

            (a) If, at any time during the Term, the Building or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 30 days after discovery of such damage (a "Restoration Notice") as to the amount of time Landlord reasonably estimates it will take to restore the Premises, as applicable (the "Restoration Period"). If the Restoration Period is estimated to exceed fifteen (15) months (the "Maximum Restoration Period"), Landlord may, in such notice, elect to terminate this Lease as of the date that is seventy-five (75) days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord's election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within forty-five (45) days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease pursuant to this Section 5.1, Landlord shall promptly restore the Premises (including all tenant improvements that were part of the Premises as of the date of this Lease), as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (hereinafter defined) in, on or about the Premises (collectively referred to herein as "HAZARDOUS MATERIALS CLEARANCES"); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period, Landlord shall cease all work, and Tenant may by written notice to Landlord delivered within five (5) business days of the expiration of Maximum Restoration Period, elect to terminate this Lease. If Tenant elects to terminate this Lease, Landlord shall be relieved of its obligation to make repairs or restoration, and this Lease shall terminate as of the date of discovery of such damage or destruction. Landlord shall retain any Rent paid and the right to any Rent payable by Tenant and applicable to the date of termination. If Tenant does not timely elect to terminate, this Lease shall remain in full force and effect, and Landlord shall complete all repairs and restoration as soon as reasonably practicable.

            (b) Notwithstanding anything to the contrary contained in Section 5.1(a), (i) if there is Material Damage (as hereinafter defined) and the date set forth in the Restoration Notice is more than twelve (12) months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice to Landlord (a "TENANT TERMINATION NOTICE"), not later than thirty
(30) days following Tenant's receipt of the Restoration Notice. If this Lease is terminated by Landlord pursuant to Section 5.1(a) or by Tenant pursuant to this
Section 5.1(b), (a) the Term shall expire upon the thirtieth (30th) day after notice of termination is given or on such later date as Tenant reasonably requires so long as Tenant is continuously and diligently using good faith commercially reasonable efforts to relocate, (b) Tenant's liability for Rent shall cease proportionately as of the date Tenant vacates the Premises, and (c) any prepaid Rent for any period after the date Tenant's liability for Rent has ceased shall be refunded by Landlord to Tenant.

            (c) For purposes of this Article V, the term "MATERIAL DAMAGE" shall mean either (i) fifteen percent (15%) or more of the rentable area of the Premises is damaged and thereby rendered untenantable or not reasonably usable by Tenant for its then current Permitted Use, or (ii) a portion of the Premises is damaged and as a result thereof, Tenant is denied reasonable use or access to a material portion of the Premises.

            (d) Notwithstanding anything to the contrary in this Article V, either Landlord or Tenant may terminate this Lease if the Premises are damaged during the last 18 months of the Term and a third party architect or engineer reasonably acceptable to both Landlord and Tenant determines that it will take more than five (5) months to repair or restore such damage, or if insurance proceeds are not available for such repair or restoration. Rent shall be abated from the date of discovery of such damage or destruction until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant's business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 5.1, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

            (e) The provisions of this Lease, including this Section 5.1, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the parties hereto expressly agreeing that this Section 5.1 sets forth their entire understanding and agreement with respect to such matters.

      5.2. Taking.

            (a) If during the Term the entire Premises shall be taken or condemned by any public authority or for any public use or destroyed by the action of any public authority (including by sale under threat of such a taking) (a "Taking"), then this Lease shall terminate on the date on which title vests in such public authority, and the Annual Fixed Rent and Additional Rent shall be abated on and as of such date, and the parties' obligations hereunder shall cease. If only a part of the Premises shall be subject to a Taking, then, except as hereinafter provided in this Article, this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, the Annual Fixed Rent shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

            (b) If there is a Taking of more than fifty percent (50%) of the Building, Landlord may elect to terminate this Lease by notice to Tenant given within thirty (30) days after the effective time of such Taking, and this Lease shall terminate effective as of the date set forth in Landlord's notice which shall in no event be earlier than thirty (30) days from the date of such notice.

            (c) If (i) the part of the Premises subject to a Taking contains more than ten percent (10%) of the total area of the Building or a material portion of the parking area located on the Land, (and, with respect to the parking areas, Landlord is unable to provide Tenant with replacement parking reasonably acceptable to Tenant), immediately prior to such acquisition or condemnation, or (ii) if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to ten percent (10%) or more of the area of the Building, then Tenant may terminate this Lease by notice to Landlord, and this Lease shall end and expire on the effective time of the Taking.

            (d) Upon any termination of this Lease pursuant to the provisions of this Section 5.2, Annual Fixed Rent and Additional Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

            (e) Upon any acquisition or condemnation of all or any part of the Premises, Landlord shall receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term. Nothing contained in this Article V shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for Tenant's Property, alterations installed by Tenant or improvements, the then value of any Tenant's fixtures or personal property and for any moving expenses.

      5.3. Restoration. If neither Tenant nor Landlord exercises its election to terminate provided in Section 5.1 or 5.2, as may be applicable, then this Lease shall continue in full force and effect and a just proportion of the Annual Fixed Rent and other charges hereunder, according to the nature and extent of the damages sustained, shall be abated from the date of Casualty or Taking until Landlord shall have substantially completed the restoration of the Premises, as provided under this Article V. Landlord shall complete such restoration with as soon as practicable diligence at Landlord's expense, and the Premises shall be put by Landlord in a condition as nearly as practicable to their condition immediately prior to such Casualty or Taking, subject to zoning and building laws or ordinances then in existence.

      5.4. Award. Irrespective of the form in which recovery may be had, all rights to damages for all such Takings, subject to the allocation provisions sets forth below, shall belong to Landlord in all cases; provided, however, that Tenant shall have the right to pursue any separate claim to which it is entitled for Tenant's Property and Tenant's trade fixtures and moving and relocation expenses. Landlord and Tenant agree that the net proceeds of the damages treated as belonging to Landlord under this Section 5.4 (except to the extent utilized for restoration) shall be allocated as follows: first, to Landlord in the amount equal to the then fair market value of the Premises in the Yield-Up Condition; second, to Tenant in the amount of the then unamortized (determined on a straight-line basis over the Amended Term of this Lease) cost of Tenant's Property (exclusive of Tenant's Property not encompassed within such Taking) (except to the extent the same are treated as trade fixtures and a separate award is made on account thereof to Tenant); third, to Tenant in the amount of the then fair market value of Tenant's leasehold interest in the Premises; and fourth, to Landlord in the amount of the balance of the net proceeds. The procedures for the determination of Market Rent under Section 2.4 of this Lease shall be applicable to the determination of the fair market value of the Premises.

      In the case of a Taking which permanently reduces the Premises, the Annual Fixed Rent and other charges due hereunder shall be equitably abated or adjusted for the balance of the Term.

                                   ARTICLE VI

                                    DEFAULTS

      6.1. Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent and if such default shall continue for ten (10) days after written notice from Landlord designating such default (provided that Landlord shall not be required to give any such notice more than two (2) times in any twelve (12)-month period), or (b) if Tenant shall default in the performance of any of its obligations to pay Additional Rent hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default, or (c) if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or does not thereafter diligently prosecute such correction to completion within a reasonable period of time under the circumstances, or (d) if any assignment for the benefit of creditors shall be made by Tenant without Landlord's consent, or (e) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant, or (f) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest and is not discharged or bonded within forty-five (45) days thereafter, or (g) if a petition is filed by Tenant for liquidation or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and affect, or (h) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary, to the extent permitted by law) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary, to the extent permitted by law) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

      6.2. Remedies.

      In the event that this Lease is terminated under any of the circumstances contained in Section 6.1, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the Term, which shall be calculated on a net present value basis using a discount rate equal to THE LOWER OF (I) TENANT'S INCREMENTAL BORROWING RATE ON THE EFFECTIVE DATE OF THE LEASE (5.06%), OR (II) TENANT'S INCREMENTAL BORROWING RATE AT THE TIME OF DEFAULT ("TENANT'S INCREMENTAL RATE"); PROVIDED THAT TENANT'S CHIEF FINANCIAL OFFICER SHALL PROVIDE SUCH RATE TO LANDLORD WITHIN FIFTEEN (15) DAYS OF REQUEST THEREFOR.

In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. Tenant further covenants as additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as provided in this Section 6.2, and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all

Landlord's reasonable expenses in connection with such reletting; including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed that Landlord shall use reasonable efforts to (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, which may include granting such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

      6.3. Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which either party may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with one another, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

      6.4. Landlord's Rights to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time following notice to Tenant and expiration of all applicable cure, notice and grace periods (except in cases of emergency, in which case only such notice, if any, as may be reasonable under the circumstances need be given), any default by Tenant under this Lease; and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the Delinquency Rate (as defined in Section 6.7) from the date of payment by Landlord to the date of payment by Tenant.

      6.5. Effect of Waivers of Default. Any consent or permission by either party to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by either party of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

      The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

      6.6. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

      6.7. Interest on Overdue Sums. If Tenant fails to pay any installment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant to Landlord within ten (10) business days after the due date thereof (without regard to any requirement of notice from Landlord or any period of grace allowed to Tenant under this Lease before Landlord is allowed to exercise any remedy on account thereof), the amount so unpaid shall bear interest at an annual rate (the "Delinquency Rate") equal to 400 basis points above the Prime Rate, if such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law, commencing with the due date and continuing through the day preceding the date on which payment of such delinquent payment with interest thereon is paid. Similarly, if Landlord fails to pay any amount payable to Tenant by Landlord within ten (10) business days after the due date thereof, the amount so unpaid shall bear interest at the Delinquency Rate, commencing with the due date and continuing through the date preceding the date on which payment of such delinquent payment with interest thereon is paid.

                                   ARTICLE VII

                                    MORTGAGES

      7.1. Rights of Mortgage Holders. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage.

      In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, by certified or registered mail, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) unless Landlord or such holder shall have failed to commence to remedy such act or omission within thirty (30) days after such notice or thereafter diligently to prosecute such remedy to completion.

      In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, or any part thereof, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease if so requested by such purchaser, so long as such purchaser recognizes all of Tenant's rights under this Lease.

      7.2. Superiority of Lease: Option to Subordinate. Unless Landlord exercises the option set forth below in this Section 7.2, this Lease shall be superior to and shall not be subordinate to any mortgage on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into a subordination and non-disturbance agreement with Tenant, in form reasonably acceptable to Tenant (the "SNDA"), by the terms of which such holder will agree (a) to recognize the rights of Tenant under this Lease and not to disturb Tenant's possession of the Premises so long as Tenant is not in default of its obligations hereunder beyond applicable notice, grace and cure periods, (b) to cure any repair or maintenance default which shall be continuing upon acquisition of the Premises by such holder, (c) to perform Landlord's obligations hereunder arising on and after the date of such holder's acquisition of title and (d) to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, and which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver any appropriate and mutually acceptable instruments necessary to carry out the agreements contained in this Section 7.2. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary; subject to the provisions of the SNDA.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      8.1. Notices from One Party to the Other. All notices and other communications required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be given by mailing to such address postage prepaid, registered or certified mail, return receipt requested or by delivery by a nationally-recognized overnight delivery service which provides delivery receipts, or delivered to such address by hand. Any notice shall be effective upon receipt or tender of delivery.

      8.2. Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to Landlord's remedies under this Lease in the event of a default by Tenant hereunder.

      8.3. Recordation of Lease. Tenant shall, at its sole cost, have the right to record this Lease in the land records of the jurisdiction in which the Building is located. Both parties shall, upon the request of either, execute, deliver and record a Notice of Lease in the form attached hereto as Exhibit D, with such modifications as may be permitted by applicable statute, or otherwise agreed to by the parties. If this Lease is terminated before the originally scheduled expiration of the Term, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

      8.4. Bind and Inure: Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises, provided, however, that (a) any successor Landlord shall be obligated to cure any repair or maintenance default of a prior Landlord which shall be continuing upon acquisition of the Premises by such successor Landlord and (b) any successor Landlord (other than a mortgagee or a person acquiring title on foreclosure or conveyance in lieu of foreclosure) shall be obligated to cure any payment default of a prior Landlord which shall be continuing upon acquisition of the Premises by such successor Landlord. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises, any portion thereof, and any rents, proceeds, insurance proceeds and condemnation awards arising therefrom. In no event shall Landlord be liable to Tenant for any indirect, consequential or punitive damages arising out of a breach by Landlord of its obligations hereunder. No individual partner, trustee, stockholder, officer, director, employee, beneficiary, member or manager of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises (including any rents and profits) therefrom arising after enforcement is sought, or arising prior to enforcement (to the extent the latter have not been distributed or used by Landlord) in pursuit of its remedies upon an Event of Default under Section 6.1, and the assets of Landlord and its partners, trustees, stockholders, officers, employees, beneficiaries, members or managers shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any partner, trustee, stockholder, officer, employee beneficiary, member or manager of Landlord.

      8.5. Acts of God. In any case where either party hereto is required to do any act, then, except where specifically provided in this Lease to the contrary, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, government regulations, moratoria, unusually severe weather, or other causes beyond such party's reasonable control which are unrelated to labor difficulties and shortages of labor, materials or equipment shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

      8.6. Landlord's Default; Tenant's Right of Self-Help. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Except only as specifically otherwise provided in this Lease, Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

      If, by reason of any failure which is not due to any act or omission of Tenant or any employee, agent, contractor, licensee, or invitee of Tenant, Tenant's use and enjoyment of the Premises materially is impaired by reason of Landlord's failure to comply with its obligations under this Lease, then Tenant may give Landlord and all holders of mortgages on the Premises written notice thereof, and if Landlord or any said holder (if such holder shall elect to do so) shall fail to begin correction of such condition by a date which is ten (10) days after Landlord's receipt of such notice, Tenant shall have the right, but shall not be required, to perform such repair or restoration work as is reasonably necessary to cure the condition. In the event of the proper exercise of such right of self-help by Tenant in accordance with the provisions of this paragraph, Landlord agrees to pay Tenant, within thirty (30) days of billing, the reasonable costs incurred by Tenant in curing such condition or, in the event Landlord fails to so reimburse Tenant within such thirty-day period, Tenant shall have the right to offset said amounts against Tenant's Annual Fixed Rent obligations next-coming due hereunder.

      Landlord shall pay on demand Tenant's expenses, including reasonable attorneys' fees, incurred by Tenant in successfully enforcing any obligation of Landlord under this Lease.

      8.7. Brokerage. Each of Tenant and Landlord warrants and represents to the other that it has had no dealings with any broker or agent in connection with this Lease other than the Broker(s) named in Article I and covenants to defend with counsel approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than the Broker(s) named in Article I with respect to its dealings in connection with this Lease or the negotiation thereof. The brokerage commission of Broker shall be paid by Tenant pursuant to a separate agreement.

      8.8. Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants conditions and provisions of this Lease and their application thereof to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable, provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those holding title or claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several. Time is of the essence with respect to all terms and conditions of this Agreement.

      8.9. Submission Not an Offer. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

      8.10. Security Deposit. Tenant shall deposit with Landlord a security deposit in the total amount of Five Hundred and Sixty-six Thousand, Eight Hundred and Sixty-five and no/100 Dollars ($566, 865.00) in cash ("SECURITY DEPOSIT"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease applicable to Tenant. If, after notice and beyond the expiration of any applicable grace period (or, if Landlord is prevented from giving notice by the automatic stay of a Bankruptcy court or by any other legal prohibition, without notice) Tenant fails to make the payment of rent or other money due hereunder, timely perform or observe any obligation of Tenant under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Landlord may spend by reason of Tenant's default, or for compensation to Landlord for any loss or damage which Landlord may suffer or be entitled to by reason of Tenant's failure to timely perform or observe any obligation of Tenant under this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten
(10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned (without interest) to Tenant at Lease expiration or termination and after Tenant has vacated the Premises. Landlord shall not be required to keep the cash Security Deposit separate from Landlord's general funds or be deemed to be a trustee of same.

      8.11. Parties Responsible for Costs of Own Obligations. Except where specifically provided herein to the contrary, each party shall bear all costs and expenses of performing its obligations under this Lease.

      8.12. Limitation on Damages. In no event shall Tenant be liable for any indirect, consequential or punitive damages arising from a breach of Tenant's obligations under this Lease.

      8.13. Amended and Restated Lease. This Amended and Restated Lease amends, restates and supercedes the Original Lease in its entirety.

                                   ARTICLE IX

                    FIRST OPPORTUNITY; RIGHT OF FIRST REFUSAL

      9.1. Tenant's Right of First Opportunity to Purchase. Landlord will not during the Term of this Lease (the "First Opportunity Period") sell the Premises or any portion thereof to a third party without first complying with the following (the "First Opportunity Rights"):

            (a) Landlord will not sell the Premises to a third party unless it first gives Tenant written notice of its intention to sell or attempt to sell the Premises and setting forth in detail terms and conditions upon which it would be willing to sell (a "Sale Offer") the Premises to Tenant; and

            (b) Tenant will have thirty (30) days after receipt of a Sale Offer (the "Offer Period") within which to accept any such Sale Offer. Failure of Tenant to accept any such Sale Offer within such Offer Period shall constitute and be deemed a rejection of such Sale Offer. If Tenant accepts such Sale Offer within such Offer Period, each of Landlord and Tenant shall execute and deliver to the other the Purchase Agreement in substantially the form attached hereto as Exhibit E ("Purchase Agreement") within thirty (30) days after Tenant accepts such Sale Offer. If Tenant does not accept such Sale Offer within the Offer Period, or, if after accepting any such Sale Offer within the Offer Period, Tenant fails to execute and deliver the Purchase Agreement within thirty (30) days after Tenant accepts such Sale Offer, then Landlord shall be free, for a period of one hundred eighty (180) days after the expiration of the Offer Period, to sell the Premises (i) at a price which is not less than ninety-five percent (95%) of the purchase price offered to Tenant in the Sale Offer or (ii) on other terms and conditions materially more beneficial to buyer than those offered to Tenant in the Sale Offer, without re-offering the Premises to Tenant at such reduced price and/or better terms, as applicable, by written notice (the "Reduced Offer"), whereupon Tenant shall have thirty (30) days to accept the Reduced Offer. If Tenant shall fail within such thirty (30) day period to accept the Reduced Offer or if Tenant shall accept the Reduced Offer but shall fail to execute and deliver the Purchase Agreement within thirty (30) days after accepting the Reduced Offer, Landlord shall again be free for a period of one hundred eighty (180) days to sell the Premises to any other party in the same manner as aforesaid. If Landlord shall fail to accept a bona fide offer to sell the Premises in accordance with terms of Section this Section 9.1(b) within the time periods specified herein, then Tenant's right of first opportunity to purchase set forth in Section 9.1(a) and this Section 9.1(b) shall again become applicable.

      9.2. Tenant's Right of First Refusal. If, during the Term of this Lease, Landlord shall receive an offer to purchase the Premises and Landlord desires to accept such offer (the "Landlord's Offer"), Landlord shall give written notice of the terms of Landlord's Offer and Landlord's desire to accept Landlord's Offer to Tenant (the "Landlord's Offer Notice"). If Tenant desires to acquire the Premises on the terms and conditions in Landlord's Offer Notice, Tenant shall give Landlord notice thereof (the "Tenant's Acceptance Notice") within the earlier to occur of (a) five (5) business days after the date on which Landlord gives Tenant Landlord's Offer Notice, if Tenant shall have declined a Sale Offer or Reduced Offer within the preceding twelve (12) month period or (b) thirty (30) days after the date on which Landlord gives Tenant Landlord's Offer Notice if Tenant shall not have declined a Sale Offer or Reduced Offer within the preceding twelve (12) month period, and, in the event that Tenant delivers a Tenant's Acceptance Notice, Landlord and Tenant shall promptly thereafter execute and deliver the Purchase Agreement. If Tenant does not give Tenant's Acceptance Notice to Landlord within such five (5) business day period or thirty (30) day period, as applicable, Landlord shall be entitled to accept Landlord's Offer and consummate the sale of the Premises free of Tenant's rights under this Section 9.2.

                                    ARTICLE X

                          DEVELOPMENT OF EXPANSION LOT

      10.1. Tenant's Approval Right During Term. Tenant hereby acknowledges that Landlord may desire to develop the Expansion Lot by constructing a building or other improvements thereon ("Expansion Building"). In the event Landlord desires to construct the Expansion Building, Landlord shall give notice to Tenant describing its development plan in detail reasonably satisfactory to Tenant. Tenant shall, within thirty (30) days after receipt of such notice and a development plan in detail reasonably satisfactory to Tenant, either approve or disapprove the proposed development in writing. Tenant's approval of the plans for the Expansion Building shall not be unreasonably withheld or conditioned, provided, that, Landlord acknowledges and agrees that it shall be reasonable for Tenant to withhold its approval to any design for the Expansion Building (i) to the extent such design is not for a first class office building, laboratory building, medical research facility, health care research facility or a combination of any of the foregoing comparable to the first class quality of the Building and other buildings located in MetroNorth Corporate Center (120 Presidential Way, 150 Presidential Way, 10 Presidential Way and 235 Presidential
Way) or (ii) if it is not in compliance with all applicable laws and regulations. Any special permit obtained by Landlord with respect to the Expansion Building shall be deemed to be in compliance with all applicable laws and regulations, provided, that, Landlord acknowledges and agrees that Tenant shall have the right to disapprove any proposed use or design of the Expansion Building that is noxious or that would have a material adverse effect on Tenant's use and occupancy of the Premises.

      10.2. Activities on Expansion Lot. In connection with any activities of Landlord on or affecting the Expansion Lot, Landlord hereby covenants and agrees to (i) abide by, and cause its contractors and agents to abide by, the building rules and regulations regarding construction activities at the Building, exclusive of any rules and regulations which conflict with the terms of this Lease or which have not been provided as of the date hereof to Tenant, (ii) not damage the Building or any portion of the Primary Lot and (iii) not unreasonably disturb the use, occupancy or enjoyment by Tenant or its successors and assigns of any portion of the Building or the Primary Lot.

      10.3. Construction Activities of Landlord on Expansion Lot. Landlord understands and acknowledges that Tenant operates a manufacturing facility at the Premises that may be adversely affected by noise or vibrations caused by construction activities on the Primary Lot or the Expansion Lot. In connection with performing any construction activities on the Primary Lot or the Expansion Lot, Landlord will use its best efforts to avoid adversely affecting Tenant's manufacturing facility. Landlord shall provide Tenant with not less than seventy-two (72) hours' advance notice of any construction activities on the Primary Lot or Expansion Lot that could potentially have an adverse effect on Tenant's manufacturing facility or other operations. If Tenant thereafter notifies Landlord that such proposed construction activities will likely have an adverse effect on Tenant's manufacturing or other operations, Landlord shall use its best efforts to employ any and all available alternatives to the extent necessary to avoid adversely affecting Tenant's manufacturing and other operations (such as performing the work during other than Tenant's business hours; employing alternative construction methods, etc.).

      10.4. Expansion Right. Subject to the terms of this Section 10.4, except during the final eighteen (18) months of the Term of this Lease, Tenant shall have the following rights to lease space in the Expansion Building (the "Expansion Space").

            (a) Tenant's Preconstruction Expansion Option. Before construction of the Expansion Building is commenced and before Landlord shall enter into any binding arrangement with any third party to lease all or part of the Expansion Building, Landlord shall provide Tenant a notice (the "Preconstruction Expansion Notice") setting forth the terms and conditions under which Landlord would be willing to lease space to Tenant ("Tenant's Preconstruction Expansion Option"). Within thirty (30) days after Landlord's notice, Tenant shall inform Landlord whether it elects to lease space in the Expansion Building according to the terms set forth in the Preconstruction Expansion Notice. If Tenant does not so inform Landlord within such thirty (30) day period, Tenant shall be deemed to have elected not to lease such space in the Expansion Building. If Tenant so elects, Landlord shall offer the space to Tenant on the terms described in the Preconstruction Expansion Notice, except that Tenant shall have the right to specify that the term of its lease for the space in the Expansion Building shall be coterminous with the Term for its space in the Building (including any Extension Term), provided, that, the term of its lease for space in the Expansion Building shall in no event be less than five (5) years. If Tenant does not so elect, or is deemed not to have so elected, Landlord shall be free to enter into a lease with any other party for a rent with an effective value not less than 95% of the effective value of the rent in the Preconstruction Expansion Notice, which amount shall be determined based on the rental rate, rent escalations, tenant incentives and other concessions; provided, however, Landlord shall not be free to enter into a lease with any other party for rent with an effective value less than 95% of the effective value of the rent in the Preconstruction Expansion Notice without providing Tenant another Preconstruction Expansion Notice as provided above. The provisions of this
Section 10.4(a) shall apply to all lease arrangements that Landlord enters into with respect to the Expansion Building prior to commencement of construction thereof. In the event Landlord does not commence construction of the Expansion Building within two (2) years of the date Tenant does not elect, or is deemed not to have elected, to lease space in the Expansion Building according to the terms set forth in the Preconstruction Expansion Notice, and Landlord continues to desire to construct the Expansion Building, Landlord shall, except during the final eighteen (18) months of the Term of this Lease (as the same may have been extended), provide to Tenant another Preconstruction Expansion Notice as provided above, which notice shall be subject to the rights of third parties who have previously agreed to lease space in the Expansion Building.

            (b) Tenant's Offer. Within thirty (30) days after the date of commencement of construction of the Expansion Building, Landlord shall grant to Tenant a right of first offer ("Offer Right") to lease all or part of the Expansion Building (the "Offer Notice"). The Offer Notice shall include (i) the size and location of any and all available space in the Expansion Building ("Expansion Space"), (ii) Landlord's reasonable good faith determination of Landlord's anticipated rental rate and tenant incentives and other terms and conditions for the Expansion Space, (iii) the date that the Expansion Space will be available to Tenant, (iv) the length of the term for which such Expansion Space can be leased to Tenant and (v) such other terms as Landlord shall elect. Tenant may, within ten (10) days after its receipt of the Offer Notice, elect to exercise its right to lease the Expansion Space covered by such Offer Notice on Landlord's proposed rental terms. If Tenant fails to exercise its right within such ten (10) day period after Tenant's receipt of the Offer Notice, Tenant shall be deemed to have waived its right under this Section 10.4(b) as to such Expansion Space (but not as to any other space in the Expansion Building) for a period of twelve (12) calendar months after the date on which Landlord gives the Offer Notice; provided, however, that if Tenant does not exercise its right under this Section 10.4(b), Landlord may not lease such Expansion Space for less than 95% of the effective value of the rent in the Offer Notice, which amount shall be determined based on the rental rate, rent escalations, tenant incentives, rent abatements and other concessions, without first providing Tenant another Offer Notice as provided above. Notwithstanding the foregoing, if Tenant fails to exercise its right under this Section 10.4(b) and Landlord fails to lease such Expansion Space on terms as described in the preceding sentence, within twelve (12) calendar months after the date on which Landlord gives the Offer Notice, or if Landlord leases such Expansion Space and such Expansion Space thereafter again becomes available for lease, then Tenant's rights under this Section 10.4(b) shall be reinstated as to such Expansion Space and Landlord shall provide Tenant with another Offer Notice as provided above. Tenant's rights under this Section 10.4(b) shall be subject to the rights of other tenants leasing space in the Building or the Expansion Building at the time Tenant exercises its Offer Right.

            (c) Except for work and allowances constituting tenant incentives as shown in the Preconstruction Expansion Notice or the Offer Notice, or unless Landlord expressly agrees in writing to the contrary, the Expansion Space leased by Tenant shall be leased in its "then-existing" condition and shall be provided to Tenant broom clean (it being expressly understood by Tenant that Landlord shall not be required to complete any work or provide any tenant improvement allowance with respect to the Expansion Space).

            (d) If Tenant exercised its rights under this Section 10.4 by electing to lease the space in the Expansion Building (including Expansion Space), Landlord and Tenant shall execute a written lease (the "Expansion Building Lease") confirming the terms, provisions and conditions applicable to the space leased by Tenant.

The foregoing provisions of this Article X are intended to benefit Tenant and its successors and assigns and to run with Tenant's leasehold and/or fee interest (as the case may be) in the Building and the Primary Lot and shall be memorialized in a recordable instrument and recorded in the land records as a covenant burdening the Expansion Lot.

                                   ARTICLE XI

                    LANDLORD'S REPRESENTATIONS AND WARRANTIES

      11.1. Representations and Warranties of Landlord. To induce Tenant to execute this Lease and perform its obligations hereunder, Landlord hereby represents and warrants to Tenant as of the date hereof as follows:

            (a) Landlord is a limited liability company, duly organized and validly existing under the laws of the State of Delaware. Landlord has all requisite power to own, lease and operate its assets, and to carry on its business as now conducted. Landlord has full power to execute, deliver and carry out the terms and provisions of this Lease and all documents required on its part to be executed and has taken all necessary company action to authorize the execution, delivery and performance of this Lease and all other agreements and instruments executed in connection herewith and the performance of those provisions of this Lease required on its part to be carried out. The persons executing this Lease (and all other agreements and instruments entered into by Landlord in furtherance hereof), on behalf of Landlord, have the authority to bind Landlord to the terms and conditions of this Lease (and all said agreements and instruments). Neither the execution and delivery of this Lease and said agreements and instruments to be executed by Landlord in connection herewith, nor the incurrence by Landlord of the obligations herein set forth, nor the consummation by Landlord of the transactions herein contemplated, nor compliance by Landlord with the terms of this Lease and said agreements and instruments will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the limited liability company agreement of Landlord, or to the knowledge of Landlord, any bond, note or other evidence of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, to which Landlord is a party or by which any of its properties may be bound. This Lease constitutes, and all agreements and documents required to be executed by Landlord hereunder when so executed and delivered shall constitute, the legal, valid and binding obligations of Landlord enforceable against Landlord in accordance with their respective terms. Any order, permission, consent, approval, license, authorization, registration or filing with, or exemption by, any governmental agency which is required for the execution or delivery of this Lease, or said agreements and instruments by Landlord has been obtained or made.

            (b) Landlord is not in default or violation of any order, writ injunction, decree or demand of any governmental authority.

            (c) Landlord (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Landlord, and (iv) to the best of its knowledge, none of the foregoing are pending or threatened.

            (d) Landlord has not granted or conveyed to anyone other than Tenant, any right or option to acquire the Property or any party thereof or any easement, license or lease except for matters of record of the Property or other right relating to the use or possession of the Property.

            WITNESS the execution hereof under seal as of the day and year first above written.

                                 TENANT:

                                 ARQULE, INC.

                                 19 Presidential Way
                                 Woburn, MA 01801

                                 By:   /s/ Louise A Mawhinney
                                       -----------------------------------------
                                 Name: Louise A Mawhinney
                                 Its:  Chief Financial Officer

                                 LANDLORD:

                                 ARE-MA REGION NO. 20, LLC, a Delaware limited liability company

                                 By:   Alexandria Real Estate Equities,
                                       L.P., a Delaware limited partnership

                                       By: ARE-QRS Corp., a Maryland corporation

                                           By:   /s/ Jennifer Pappas
                                                 -------------------------------
                                           Name: Jennifer Pappas
                                           Its:  VP and Assistant Secretary

                                    EXHIBIT A

                           DESCRIPTION OF PRIMARY LOT

Lot 11:

A parcel of land on Presidential Way, Woburn, Middlesex County, Massachusetts, shown as Lot 11 on Land Court Plan 36099-D, a copy of which is filed with the Middlesex South Registry District of the Land Court with Certificate of Title No. 212009.

                                    EXHIBIT B

                          DESCRIPTION OF EXPANSION LOT

Lot 12:

A parcel of land on Presidential Way, Woburn, Middlesex County, Massachusetts, shown as Lot 12 on Land Court Plan 36099-D, a copy of which is filed with the Middlesex South Registry District of the Land Court with Certificate of Title No. 212009.

Parcel 5B-1

A parcel of land situated near Presidential Way, Woburn, Middlesex County, Massachusetts, shown as Parcel 5B-1 on a plan entitled, "Subdivision Plan of Land in Woburn, Massachusetts," dated January 16, 2001, prepared by Vanasse Hangen Brustlin, Inc., recorded Middlesex South Registry of Deeds in Plan Book 32475, Page 319.

                                    EXHIBIT C

                  FIXTURES, FURNISHINGS AND EQUIPMENT OF TENANT
                           TO BE REMOVED FROM PREMISES

- NMRs, LCMSs, and all other Analytical and Research laboratory equipment, whether fastened to the building or not*

- ArQule AMAP and ssAMAP customized production and research-based equipment, whether fastened to the building or not*

- Autoclaves, biosafety cabinets, incubators, stability chambers, and all other biology-related equipment, whether fastened to the building or not*

- Machine shop equipment, whether fastened to the building or not

- External N2 storage tank, which is leased from supplier

- Custom solvent delivery and collection system

- Fitness Center equipment

- Equipment located in Server Room and Network closets

- Built-in A/V equipment, including videoconferencing, teleconferencing, and telecommunications equipment

- Radio/microwave tower on roof, leased from supplier

- All equipment added after the signing of the lease, whether fastened to the building or not*

       * Exemptions do not include fume hoods, casework, and lab benches

                                    EXHIBIT D

                      AMENDED AND RESTATED NOTICE OF LEASE

      This amended and restated notice of lease amends, restates and supercedes in its entirety the notice of lease filed by Landlord and Tenant on May 2, 2005 as File document 233752 with Middlesex South Registry District of the Land Court with Certificate of Title No. 212009 and with the Middlesex South Registry of Deeds in Book 45114 at Page 404. This amended and restated notice of lease has been executed and delivered in accordance with the Massachusetts General Laws to give notice of the lease described below, but is not intended to modify or amend any of the terms of said lease, and in the event of any inconsistency between the terms of this notice of lease and the terms of the lease described below, the lease described below shall govern.

      Landlord:        ARE-MA Region No. 20, LLC, a Delaware limited liability
                       company having an office at c/o Alexandria Real Estate
                       Equities, Inc., 135 N. Los Robles Avenue, Suite 250,
                       Pasadena, CA 01101

      Tenant: ArQule, Inc., a Delaware corporation having an office at 19 Presidential Way, Woburn, MA 01801

      Date of Lease:   May 2, 2005

      Term of Lease:   Commencing on the Term Commencement Date with a ten year
                       term from the first day of the month following the Term
                       Commencement Date (June 1, 2005), together with two options to extend for 5-years each as provided in and on the terms set forth in Section 2.2 of the Lease.

      Term
      Commencement
      Date:            May 2, 2005

      Premises:        The leased premises consist of the following:

                       A parcel of land on Presidential Way, Woburn, Middlesex County, Massachusetts, shown as Lot 11 on Land Court Plan 36099-D, a copy of which is filed with the Middlesex South Registry District of the Land Court with Certificate of Title No. 212009.

      Expansion Lot:   The Expansion Lot consists of the following:

                       Lot 12:

                       A parcel of land on Presidential Way, Woburn, Middlesex County, Massachusetts, shown as Lot 12 on Land Court Plan 36099-D, a copy of which is filed with the Middlesex South Registry District of the Land Court with Certificate of Title No. 212009.

                       Parcel 5B-1

                       A parcel of land situated near Presidential Way, Woburn, Middlesex County, Massachusetts, shown as Parcel 5B-1 on a plan entitled, "Subdivision Plan of Land in Woburn, Massachusetts," dated January 16, 2001, prepared by Vanasse Hangen Brustlin, Inc., recorded Middlesex South Registry of Deeds in Plan Book 32475, Page 319.

      Other: The Lease contains, as to the Premises and/or the Expansion Lot (i) certain rights of first offer for the Tenant; (ii) certain rights of first refusal for the Tenant; (iii) certain expansion rights for the Tenant; and (iv) certain approval rights of the Tenant with respect to future development on the Expansion Lot by the Landlord.

      WITNESS the execution hereof under seal as of this ___ day of June, 2005.

                                       LANDLORD:

                                       ARE-MA REGION NO. 20, LLC,
                                       a Delaware limited liability company

                                       By: ALEXANDRIA REAL ESTATE EQUITIES,
                                           L.P., a Delaware limited partnership,
                                           Managing Member

                                           By: ARE-QRS CORP., a Maryland
                                               corporation, General Partner

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                TENANT:

                                                ARQULE, INC.

                                                By: ____________________________
                                                Name:
                                                Title:

COMMONWEALTH OF MASSACHUSETTS

   On this _____ day of June, 2005, before me, the undersigned notary public, personally appeared _________________________________, proved to me through satisfactory evidence of identification, which was personal knowledge of identity to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as _________________________ of ArQule, Inc.

                                                ________________________________
                                                Notary Public
                                                My Commission Expires: _________

COMMONWEALTH OF MASSACHUSETTS

   On this _____ day of June, 2005, before me, the undersigned notary public, personally appeared _________________________________, proved to me through satisfactory evidence of identification, which was personal knowledge of identity to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as _________________________ of ARE-QRS Corp.

                                                ________________________________
                                                Notary Public
                                                My Commission Expires: _________

                                    EXHIBIT E

                           FORM OF PURCHASE AGREEMENT

                                (TO BE ATTACHED)

                                        1